Exhibit 10.16

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement"), entered into as of the 6th day of January, 1997 by and between Medical Industries of America (formerly Heart Labs of America, Inc.), a Florida corporation (hereinafter referred to as "Employer"), and Paul C. Pershes ("Employee").

                              W I T N E S S E T H:

      WHEREAS, Employer and Employee wish to enter into an employment agreement.

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

      1.    EMPLOYMENT.   Employer   hereby  agrees  to  employ   Employee  and
Employee   hereby  accepts   employment   with  Employer  upon  the  terms  and
conditions hereinafter set forth.

      2. DUTIES. Subject to the power of the Board of Directors of Employer to elect and remove officers, Employee will serve as President and Chief Operating Officer and will faithfully and diligently perform the services and functions relating to such offices or otherwise reasonable incident to such offices, provided that all such services and functions will be reasonable and within Employee's area of expertise. Employee will during the term of this Agreement (or any extension thereof), devote his full business time, attention and skills and best efforts to the promotion of the business of Employer. The foregoing will not be construed as preventing Employee from making investments in other business or enterprises provided that (a) Employee agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Employer and (b) Employee does not violate any other provision of this Agreement.

      3. TERM. The term of this Agreement will commence as of the date hereof and will end on that date in the year 2002, unless earlier terminated by either party pursuant to the terms hereof. The term of this agreement is referred to herein as the "Term". Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, Employer and Employee may mutually extend the term for an additional one (1) year term at their election ("Extended Term").

      4. COMPENSATION. As compensation for the services rendered under this Agreement, Employee will be entitled to receive the following:

            (a) SALARY Commencing upon the date of this Agreement, Employee will be paid a minimum annual salary of $150,000 per year, payable in accordance with the then
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current payroll policies of Employer or as otherwise agreed to by the parties
(the "Salary), subject to adjustment in accordance with subparagraph (g) hereof. At any time the Salary may be increased for the remaining portion of the term if so determined by the Board of Directors of Employer after a review of Employee's performance of his duties.

            (b)   OPTIONS. See Section 20.

            (c) EXPENSES. Upon submission of a detailed statement and reasonable documentation, Employer will reimburse Employee in the same manner as other executive officers for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Employee in rendering services required under this Agreement.

            (d)   BENEFITS, INSURANCE.

                  (i) MEDICAL DENTAL AND VISION BENEFITS. During this Agreement, Employee and his dependents will be entitled to receive such group medical dental and vision benefits as Employer may provide to its other employees, provided such coverage is reasonably available, or be reimbursed if Employee is carrying or has to carry his own similar insurance.

                  (ii)  BENEFIT  PLANS.   The  Employee  will  be  entitled  to
participate in any benefit plan or program of the Employer which may currently be in place or implemented in the future.

                  (iii) OTHER BENEFITS. During the Term, Employee will be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such as other benefits as Employer may provide for its officers in the future.

                  (iv)  DISABILITY INSURANCE.  Up to $60,000.

            (e) VACATION. Employee will be entitled to up to (4) weeks of paid vacation per year.

            (f) AUTOMOBILE. The Employer shall provide an auto and usual auto expenses not to exceed $1,000 per month..

            (g) Salary. Salary to be increased by minimum of CPI plus increases based on performance, increase in earnings and revenues approved by the compensation committee.

      5. CONFIDENTIALITY. In the course of the performance of Employee's duties hereunder, Employee recognizes and acknowledges that Employee may have access to certain confidential and proprietary information of Employer or any of its affiliates. Without the prior written consent of Employer, Employee shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Employee's

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own behalf or on behalf of any other  party.  Employee  agrees and affirms that all such information is the sole property of Employer and that at the termination and/or expiration of this Agreement, at Employer's written request, Employee shall promptly return to Employer any and all such information so requested by Employer.

      The provisions of this Section 5 shall not, however, prohibit Employee from disclosing to others or using in any manner information that:

      (a) has been published or has become part of the public domain other than by acts, omissions or fault of Employee;

      (b) has been published or has become part of the public domain other than by acts, omissions or fault of Employee;

      (c)   was  in  the   possession  of  Employee  prior  to  obtaining  such
information   from  Employer  in  connection   with  the  performance  of  this
Agreement; or

      (d)   is required to be disclosed by law.

      6. INDEMNIFICATION. The Employer shall to the full extent permitted by law indemnify, defend and hold harmless Employee from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct and will carry directors and officers' insurance of $3,000,000 with $500,000 deductible.

      7.    TERMINATION.   This  Agreement  and  the  employment   relationship
created hereby will terminate upon the occurrence of any of the following events:

      A. TERMINATION WITHOUT CAUSE BY THE COMPANY. The Company may terminate the Employee's employment pursuant to the terms of this Agreement without cause by written notice to the Employee. Such termination will become effective upon the date specified in such notice, provided that such date is at least 60 days from the date of such notice. In the event of such termination, the Company shall pay the Employee all salary due for the remainder of the employment term and all stock options shall vest immediately at the highest range (Section 20). The Company shall pay the Employee an amount equal to a minimum of 24 months salary plus vesting of all stock options Such compensation shall be paid at the same dates due to be paid as if this agreement were still in effect.

      B. DEATH OR DISABILITY. This Agreement and the obligations hereunder will terminate upon the death or disability of the Employee. For purposes of this Section 7(C), "Disability" shall mean for a period of six months in any twelve month period the Employee is incapable of

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substantially fulfilling the duties set forth in Section 2 of this Agreement because of physical, mental or emotional incapacity resulting from an injury, sickness or disease. Upon any such termination upon death or disability, the Employer will pay the Employee or his legal representative, as the case may be, his annual salary to the end of the agreement, but in no case less than one year. at such time pursuant to Section 4 through the date of such termination of employment all vested options become exercised.

      C.    CONTINUING   EFFECT.   Notwithstanding,   any  termination  of  the
Employee's  employment  as  provided  in this  Section  7,  the  provisions  of
Section 5 shall remain in full force and effect.

      D. CONSIDERATION. The payments (if any) required to be paid by the Employer to Employee pursuant to Section 7 shall be in full and complete satisfaction of any and all obligations owing to Employee under this Agreement.

       8. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

       9.   COSTS.            If any  action at law or in  equity is  necessary
to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

      10. NOTICES. Any notices,demands, requests, approvals and other communications to be given under this agreement by either party to the other will be deemed to have been duly given in writing and personally delivered or within two (2) days if sent by mail, registered or certified, postage prepaid with return receipt requested as follows:



      If to Employer:               Medical Industries of America
                                    1903 S. Congress Avenue
                                    Boynton Beach, Florida 33426

      If to Employee:               Paul C. Pershes
                                    20046 Ocean Key Drive
                                    Boca Raton, FL 33498

Notices delivered personally will be deemed communicated as of actual receipt.

      11.   MEDICAL BENEFITS for wife and family until age 65.

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      12. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      13. GOVERNING LAW. This Agreement and the rights and obligations of the parties will be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Florida.

      14. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      16.   CAPTIONS.   The captions in this  Agreement are for  convenience of
reference only and will not limit or otherwise affect any of the terms or provisions hereof.

      17.   GENDER AND NUMBER.      When the  context  requires  the  gender of
all words used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.

      18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, but only one of which need be produced.

      19.   OFFICER'S  LIFE  INSURANCE FOR BENEFIT OF COMPANY.  Life  insurance policy for $1,000,000 with company as beneficiary. The company will also provide a whole life insurance policy for the individual for his beneficiaries in the amount of $1,000,000.

      20.   STOCK OPTIONS

          YEAR OF VESTING                        # OF OPTIONS
          ---------------                        ------------
For 1997 Signing Bonus Options                     250,000
For 1997                                       150,000-200,000
For 1998                                       175,000-225,000
For 1999                                       200,000-250,000
For 2000                                       250,000-250,000
                                               ---------------
Total 1997-2000                                775,000-925,000
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This will be part of Company's Stock Option Plan. The option price as of January
9, 1997 was $.50 per share, market value at date of agreement.

Upon sale of business or change in control all options vest and are exercisable.


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              EMPLOYER:
                              MEDICAL INDUSTRIES OF AMERICA, INC.




                              BY:      /S/ MICHAEL F. MORRELL
                                    Michael F. Morrell
                                    Chief Executive Officer


                              EMPLOYEE:


                                    /S/ PAUL C. PERSHES
                                    Paul C. Pershes

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